Exhibit 99.1

October 22, 2007

Yukon Gold Corporation, Inc.
401-55 York Street
Toronto, ON M5J 1R7

Attn:         Ms. Lisa Rose

Dear Board Members,

Re:            Resignation from Board of Directors

Please accept this letter of resignation from the Board of Yukon Gold Corporation, Inc. effective as of the date above.

My decision is in response to increasing time commitments at my other companies’- Oromin Exploration Ltd. in particular. As such, I am not able to provide the focus that is required at Yukon. I am sure that you all understand.

Good luck in the future.

Best regards,

/s/ Chet Idziszek
      Chet Idziszek

CI/sh